EXHIBIT 99.1

BJ's Restaurants, Inc. Announces Date for First Quarter 2015 Earnings Release and Conference Call

HUNTINGTON BEACH, Calif., April 14, 2015 (GLOBE NEWSWIRE) -- BJ's Restaurants, Inc. (Nasdaq:BJRI) today announced that it will release its first quarter 2015 results after the market closes on Thursday, April 23, 2015. The Company will host an investor conference call at 2:00 p.m. (Pacific) that same day. The conference call will be broadcast live over the Internet. To listen to the conference call, please visit the "Investors" page of the Company's website located at http://www.bjsrestaurants.com several minutes prior to the start of the call to register and download any necessary audio software. An archive of the presentation will be available for 30 days following the call.

BJ's Restaurants, Inc. currently owns and operates 159 casual dining restaurants under the BJ's Restaurant & Brewery®, BJ's Restaurant & Brewhouse®, BJ's Pizza & Grill® and BJ's Grill® brand names. BJ's Restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts, including the Pizookie® dessert. The Company operates several microbrewery restaurants in addition to using independent third party brewers to produce and distribute BJ's critically acclaimed craft beers. The Company's restaurants are located in the 19 states of Arizona, Arkansas, California, Colorado, Florida, Indiana, Kansas, Kentucky, Louisiana, Maryland, Nevada, New Mexico, New York, Ohio, Oklahoma, Oregon, Texas, Virginia and Washington. Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

For further information, please contact Greg Levin of BJ's Restaurants, Inc. at (714) 500-2400.